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                                                                     Exhibit 5.1

               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                              One Financial Center
                           Boston, Massachusetts 02111

701 Pennsylvania Avenue, N.W.                            Telephone: 617/542-6000
Washington, D.C. 20004                                   Fax: 617/542-2241
Telephone: 202/434-7300
Fax: 202/434-7400




                                           October 2, 1996

America Online, Inc.
22000 AOL Way
Dulles, Virginia 20166-9323

Gentlemen:

         We have acted as counsel to America Online, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended, a total of 572,221 previously issued shares (the "Shares") of its common stock, $.01 par value per share (the "Common Stock"). The Shares are to be sold by certain shareholders of the Company (the "Selling Shareholders"). The Company has not engaged any underwriters in connection with the proposed filing of the Registration Statement. This opinion is being rendered in connection with the filing of the Registration Statement.

         In connection with this opinion, we have examined the Company's Restated Certificate of Corporation and Restated By-Laws, as amended to date; such records of the corporate proceedings of the Company as we deemed material; and the Registration Statement and the exhibits thereto filed with the Commission.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon the foregoing, we are of the opinion that, (i) the Shares have been duly and validly authorized by the Company, and (ii) the Shares are duly and validly issued, fully paid and non-assessable shares of the Common Stock, free of preemptive rights.

         Our opinion is limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.
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Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

America Online, Inc.
October 2, 1996
Page 2

         We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                        Very truly yours,

                                        /s/ Mintz, Levin, Cohn, Ferris,
                                                 Glovsky and Popeo, P.C.

                                        Mintz, Levin, Cohn, Ferris,
                                               Glovsky and Popeo, P.C.